Exhibit 10.2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

(THE HARVEST GROUP, LLC)

This Second Amendment to Purchase and Sale Agreement is entered into and effective the 18th day of January, 2008, and is by and among Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Carolyn Monica Greer, and Willie Willard Powell (collectively, “Seller”), The Harvest Group, LLC (“Company”), and Saratoga Resources, Inc. (“Saratoga”).

WHEREAS, Seller, Company and Saratoga are parties to that certain Purchase and Sale Agreement dated October 24, 2007 (as previously amended, the “PSA”); and

WHEREAS, the parties desire to amend the PSA.

NOW THEREFORE, the parties hereby agree as follows:

1.

Unless otherwise indicated or defined herein, capitalized terms not defined herein shall have the meanings attributed to them in the PSA.

2.

The PSA is hereby amended in all relevant places so that all milestones and deadlines contemplated thereby are amended consistent with the attached closing calendar.

3.

The Closing shall occur on or before February 14, 2008.

4.

Section 3.19(b) of the PSA is hereby amended and restated to read as follows:

(b)

declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its outstanding Membership Interest, or made any redemption, purchase or other acquisition of any of its equity securities, except for distributions to its members on or about September 11, 2007 and distributions to its members on or about January 14, 2008, which distributions on or about January 14, 2008 were in the aggregate amount of $236,880;

5.

Section 8.03 of the PSA is hereby amended and restated to read as follows:

8.03

Distributions.

Except as contemplated by Section 8.14, and with the exception of distributions described in Section 3.19(b) and salaries paid to the members of the Company, from the execution of this Agreement through the Closing, Company will not make any distributions, equity or otherwise, to its directors, officers, members, or managers.

6.

The parties acknowledge and agree that Seller shall be entitled to receive any sums paid by or due from MBL to Seller or the Company relating to income tax liabilities of Seller with respect to the 2007 tax year.

7.

In connection with the foregoing, and only in connection with the foregoing, the PSA is hereby amended, but in all other respects all of the terms and conditions of the PSA remain unaffected.

8.

This Second Amendment to Purchase and Sale Agreement may be executed in several counterparts, and if fully executed shall constitute the agreement, binding upon all the parties hereto, notwithstanding all the parties are not signatories to the original and same counterparts.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Purchase and Sale Agreement effective as of the date hereinabove set forth.

SARATOGA RESOURCES, INC.

By: /s/ A.C. Clifford

Name: A.C. Clifford

Title:   President

THE HARVEST GROUP, LLC

By: /s/ Barry R. Salsbury

Name: Barry R. Salsbury

Title:   CEO

/s/ Barry Ray Salsbury

BARRY RAY SALSBURY

/s/ Brian Carl Albrecht

BRIAN CARL ALBRECHT

/s/ Shell Sibley

SHELL SIBLEY

/s/ Carolyn Monica Greer

CAROLYN MONICA GREER

/s/ Willie Willard Powell

WILLIE WILLARD POWELL

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